Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into and effective as of July 6, 2020, by and between Unum Therapeutics Inc., a Delaware corporation (the “Company”) and Charles Wilson (the “Executive”)

WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated as of March 28, 2018 (the “Employment Agreement”);

WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive and the Company, the parties agree as follows:

1. Section 5(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(c) Definitions. For purposes of this Section 5, the following terms shall have the following meanings:

“Change in Control” shall mean any of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(ii) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iii) the consummation of (A) any consolidation or merger of the Company (or a wholly-owned subsidiary of the Company) where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the equity securities of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

2. All other provisions of the Employment Agreement, including without limitation those set forth in Section 7 of the Employment Agreement, shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

3. The validity, interpretation, construction and performance of this Amendment, and the Employment Agreement, as amended herein, shall be governed in accordance with Sections 8 and 9 of the Employment Agreement.

4. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

UNUM THERAPEUTICS, INC.

By:	/s/ John Green
Name:	John Green
Title:	Chief Financial Officer

EXECUTIVE

/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer